                                                                 Exhibit (10)(e)



                    The First American Financial
                    Corporation Pension Restoration
                    Plan
                    (Effective as of January 1, 1994)

The First American Financial
Corporation Pension Restoration Plan
(Effective as of January 1, 1994)


Contents

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Section                                                                    Page

           Article 1. Establishment of Plan
    1.1    Adoption and Name of Plan                                          1
    1.2    Purpose of Plan                                                    1
    1.3    Application of Plan                                                1

           Article 2. Definitions
    2.1    Definitions                                                        2
    2.2    Gender and Number                                                  2

           Article 3. Restoration Plan Benefit
    3.1    Restoration Benefit                                                3
    3.2    Payment of Restoration Benefits                                    3

           Article 4. Form and Timing of Benefit  Payments
    4.1    Retirement Benefits                                                4
    4.2    Death Benefits                                                     4
    4.3    Tax Withholding                                                    5

           Article 5. Administration
    5.1    Committee                                                          6
    5.2    Costs and Expenses                                                 6
    5.3    Claims Procedure                                                   6
    5.4    Effect of a Mistake                                                7
    5.5    Indemnity                                                          7

           Article 6. Amendment and Termination
    6.1    Amendment or Discontinuance of the Plan                            8
    6.2    Reorganization of the Company or an Employer                       8
    6.3    Protected Benefits                                                 8

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

The First American Financial
Corporation Pension Restoration Plan
(Effective as of January 1, 1994)

Contents

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Section                                                                    Page

           Article 7. Miscellaneous
    7.1    Nonalienation                                                      9
    7.2    No Implied Trust                                                   9
    7.3    Data                                                               9
    7.4    Notice of Address                                                  9
    7.5    Records                                                           10
    7.6    Incompetency                                                      10
    7.7    Employment Rights                                                 10
    7.8    No Individual Liability                                           10
    7.9    Illegality of Particular Provision                                11
    7.10   Applicable Law                                                    11

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Article 1. Establishment of Plan

1.1 Adoption and Name of Plan

Effective as of January 1, 1994, The First American Financial Corporation (the "Company") establishes this restoration retirement plan for eligible executives of Employers to be known as The First American Financial Corporation Pension Restoration Plan (the "Plan"). Capitalized terms used in this Article shall have the meanings set forth in Article 2 of this Plan.


1.2 Purpose of Plan

This Plan is established to provide eligible executives with restoration benefits solely from the general assets of the Company equal to the amount of benefits which cannot be paid from the Pension Plan:

(a) Because of the limitations imposed by Code section 415 relating to contributions and benefits provided under tax-qualified plans; and

(b) Because of the limitations imposed by Code section 401(a)(17) on the amount of Compensation that may be taken into account under tax-qualified plans.

With respect to section 1.2(a), the Plan is intended to be an "excess benefit plan", as defined by ERISA section 3(36). With respect to section 1.2(b), the Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as determined under ERISA sections 201(2), 301(3) and 401(a)(1). Accordingly, the Plan is not tax-qualified for purposes of the Code and is exempt from the participation, vesting, funding, and fiduciary requirements of Title 1 of ERISA.


1.3 Application of Plan

The terms of this Plan apply only to eligible Employees who are in the employ of the Company on or after January 1, 1994. Any Employee whose employment relationship terminates before January 1, 1994 shall not be entitled to benefits under this Plan.

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Article 2. Definitions

2.1 Definitions

These definitions are in addition to the definitions of any other terms that appear elsewhere in this Plan or in the Pension Plan. Whenever used in the Plan, the following capitalized terms shall have the respective meanings set forth below unless otherwise required by the context in which they are used:

(a)  "Effective Date" means January 1, 1994.

(b)  "Member" shall mean any Employee or former Employee:

     (1)  Who was a Participant in the Pension Plan on January 1, 1994, and

     (2) Whose Accrued Benefit under the Pension Plan is limited or reduced under Code section 401(a)(17) or Code section 415.

(c) "Pension Plan" means The First American Financial Corporation Pension Plan, as presently in effect and as it may be amended from time to time.

(d) "Plan" means The First American Financial Corporation Pension Restoration Plan, as presently in effect and as it may be amended from time to time.

(e)  "Plan Year" means the calendar year.

(f) "Restoration Benefit" means the benefit determined under Article 3 of this Plan and paid from the general assets of the Company.

Except as otherwise explicitly provided in this Plan, all other capitalized terms shall have the meaning set forth in the Pension Plan.


2.2 Gender and Number

Except when otherwise indicated by the context, any masculine or feminine terminology shall also include the neuter and other gender, and the use of any term in the singular or plural shall also include the opposite number.

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Article 3. Restoration Plan Benefit

3.1 Restoration Benefit

The Restoration Benefit provided under this Plan shall be the amount, if any, by which

(a) exceeds (b), where:

(a) Is the amount of the vested Accrued Benefit which would have been payable to the Member or, if the Member has died, the Beneficiary under the Pension Plan if such benefit were determined:

     (1)  Without regard to any limitation on Compensation imposed by Code section 401(a)(17), but disregarding any Compensation in excess of $275,000, and

     (2) Without regard to any limitation under Code section 415 on benefits that may be paid from a tax-qualified plan; and

(b) Is the vested Accrued Benefit actually provided to the Member or, if the Member has died, the Beneficiary under the Pension Plan (determined after giving effect to any applicable limitations imposed by Code section 401(a)(17) and section 415).


3.2 Payment of Restoration Benefits

The obligation of the Company to pay Restoration Benefits and the Member's right to receive such a benefit shall not arise until:

(a)  Benefit payments commence under the Pension Plan; and

(b)  It has been determined that a Restoration Benefit is payable under Plan section 3.1.

Once it has been determined that the Member or, if the Member has died, the Beneficiary is entitled to such a benefit, the Restoration Benefit shall be paid only in accordance with the provisions of Article 4 of this Plan.

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Article 4. Form and Timing of Benefit Payments

4.1 Retirement Benefits

After the Member has properly applied for retirement benefits under section 4.4 of the Pension Plan, the Committee shall determine the time and form in which any Restoration Benefit payable from this Plan shall be paid to the Member. In making this determination, the Committee shall consider, but not be bound by, the payment form elected by the Member with respect to his or her Accrued Benefit under the Pension Plan. The Committee may authorize one or more of its members to make individually the determination described in this section 4.1.

In computing the Restoration Benefit, the same reduction factors, if any, that apply to the Accrued Benefit for early commencement of benefits shall also apply to the Restoration Benefit. The Actuarial Equivalent assumptions and factors which would be used under the Pension Plan to convert the Accrued Benefit to an optional form shall also be used to convert the Restoration Benefit to that same form, if and when the Committee determines to pay the Restoration Benefit in such form.

4.2 Death Benefits

(a) Preretirement Spousal Benefit. Upon the death of a Member whose spouse is entitled to survivor annuity benefits under the preretirement death benefit provisions of section 5.1 of the Pension Plan, such spouse shall be entitled to a survivor annuity under this Plan. The survivor annuity payable from this Plan on account of the Member's death shall be paid at the same time as the survivor's annuity is paid for such period from the Pension Plan. The amount of the survivor annuity payable from this Plan shall be the amount that would have been paid to the surviving spouse under a qualified joint and survivor annuity, as defined in Code section 417(b), which is the Actuarial Equivalent of the Restoration Benefit determined as of the Member's death under Plan section 3.1. The same reduction factors that apply to any early commencement of the survivor's annuity determined under the Pension Plan shall also apply to the survivor's annuity determined under this Plan.

(b) Postretirement Death Benefit. If a Member dies after payment of the Restoration Benefit has commenced, the Member's Beneficiary shall receive the death benefit payments hereunder, if any, called for by the payment form in effect for the Restoration Benefit. Any death benefits payable under this Plan section 4.2(b) shall be paid at the time and in the form provided by the payment form determined under Plan section 4.1.


4.3 Tax Withholding

Any federal, state or local taxes, including FICA tax amounts, required by law to be withheld with respect to benefits earned and vested under this Plan or any other

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compensation arrangement may be withheld from the Member's Restoration Benefit, salary, wages or other amounts paid by the Company and reasonably available for withholding. Prior to making or authorizing any benefit payment under this Plan, the Company may require such documents from any taxing authority, or may require such indemnities or surety bond from any Member or Beneficiary, as the Company shall reasonably consider necessary for its protection.

Article 5. Administration

5.1 Committee

The Plan shall be administered by the Committee which administers the Pension Plan. The Committee shall be authorized to construe and interpret all provisions of the Plan, to prescribe, amend and rescind rules and practices concerning its administration, to decide all claims pursuant to Plan section 5.3, and to make all other determinations necessary to carry out the purposes of this Plan. The interpretations, constructions, and determinations of the Committee shall be conclusive and binding on all parties.

Without limiting the generality of the foregoing, the Committee shall have the authority to calculate all benefit amounts under this Plan and shall have the authority to delegate responsibility for the performance of ministerial functions necessary for administration of the Plan to such persons as the Committee shall in its discretion deem appropriate.

No Committee member may participate in an action of the Committee on a matter in which such member has an individual interest as a Member. Such matters will be determined by the remaining Committee members or by an independent individual or group appointed by the Company for such purpose.


5.2 Costs and Expenses

The costs of benefit payments from this Plan and the expenses of administering the Plan shall be paid by the Company from its general assets.


5.3 Claims Procedure

(a) If a Member or Beneficiary believes that a payment is due under Article 4 of this Plan and such payment has not been received, a claim for a benefit may be submitted by writing to the Committee. The Committee shall make all determinations as to the rights of any person to benefits hereunder.

(b) Any denial of a claim for benefits under the Plan shall be stated in writing by the Committee and delivered or mailed to the Member or Beneficiary.

(c) Each Member or Beneficiary whose claim is denied, or the duly authorized representative of such person, may appeal the denial to the Committee, in accordance with the procedures set forth in section 8.8 of the Pension Plan.


5.4 Effect of a Mistake

In the event of a mistake or misstatement as to the eligibility, participation or service of any Member, or the amount of payments made or to be made to a Member, spouse or Beneficiary, the Committee shall, if possible, cause such withholding, acceleration or other adjustment of payments to be made as will, in the sole judgment of the Committee,

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

result in the Member, spouse or Beneficiary receiving the proper amount of payments under the Plan.


5.5 Indemnity

The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of an Affiliate), each member of the Committee, and any other Employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Company of any claim asserted against the individual, which notice, in the event of a lawsuit, shall be given within ten days after receipt by the individual of the complaint, and (ii) the receipt by the Company from the individual of an offer for the Company to participate in the settlement or defense of such claim.

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Article 6. Amendment and Termination

6.1 Amendment or Discontinuance of the Plan

This Plan may be amended, modified or terminated at any time by the Board. In addition, the Committee may, in its discretion, amend this Plan, prospectively or retroactively, if it finds that the amendment will not significantly increase or decrease costs or benefits, or if it finds that the amendment is required by law. Any amendment, modification or termination of this Plan shall be subject only to the contractual rights of Members or Beneficiaries to Restoration Benefits which have already accrued at the effective date of such amendment, modification or termination, to the extent that such benefits remain payable from this Plan when payment of the corresponding Accrued Benefit begins under the Pension Plan.


6.2 Reorganization of the Company or an Employer

In the event of a merger or consolidation of the Company or an Employer, or the transfer of substantially all of the assets or stock of an Employer to another entity, such continuing, resulting or transferee entity shall have the right to continue and carry on the Plan and to assume all liabilities of the Company hereunder without obtaining the consent of any Member or Beneficiary. If such successor shall assume the liabilities of the Company hereunder, then, notwithstanding any Plan provision to the contrary, the Company shall be relieved of all such liability, and no Member or Beneficiary shall have the right to assert any claim against the Company for benefits under or in connection with this Plan.


6.3 Protected Benefits

Upon a complete or partial termination of this Plan, or if liabilities accrued hereunder up to the date of an event specified in Plan section 6.2 are not assumed by the successor to the Company, the rights of all affected Members and their Beneficiaries shall terminate, except that the Committee shall establish reasonable procedures to determine the value of each Member's Restoration Benefit, as of the last day of the Plan Year coinciding with or next following the termination, and payment shall be made to the Member or Beneficiary in accordance with Article 4 of this Plan.

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

Article 7. Miscellaneous

7.1 Nonalienation

To the extent permitted by law, the Company shall not make any payment or distribution under this Plan to any assignee or creditor of a Member or Beneficiary. Prior to the time of a benefit payment under this Plan, a Member or Beneficiary shall have no rights by way of anticipation or otherwise to assign or dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law or otherwise, including, but without limitation, by execution, levy, garnishment, attachment, pledge, lien, or bankruptcy.


7.2 No Implied Trust

Nothing contained in this Plan, and no action taken pursuant to any provision of this Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship among the Company, Members, Beneficiaries or any other persons. Furthermore, no Member or Beneficiary shall have any interest in any specific asset of the Company by operation of this Plan.


7.3 Data

All persons entitled to benefits from the Plan must furnish to the Committee such documents, evidence or information as the Committee considers necessary or appropriate for the purpose of administering the Plan, including information concerning marital status; and it shall be a condition of the Plan that each such person must furnish such information and sign such documents as the Committee may require before any benefits become payable from the Plan. The Committee shall be entitled to pay benefits to a nonspouse Beneficiary in reliance upon the signed statement of a Member that he or she is not married, without any further liability to a spouse if such statement is false.


7.4 Notice of Address

Any payment to a Member or Beneficiary, at the last known post office address on file with the Company, shall constitute a complete discharge to the Company with respect thereto unless the Company shall have received prior written notice of any change in the address, condition, or status of the distributee. Neither the Company nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of any Member or his Beneficiary.


7.5 Records

The records of the Committee with respect to this Plan shall be conclusive on all Members, Beneficiaries, and other persons.

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7.6 Incompetency

Every person receiving or claiming benefits under this Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee, or other person legally vested with the care of the person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under this Plan is unable to properly care for such person's own affairs because of incompetency, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or other person legally entitled to payment.

In the event a guardian of the estate of any person receiving or claiming benefits under this Plan shall be appointed by a court of competent jurisdiction, payment shall be made to such guardian provided that proper proof of appointment is furnished in a form and manner acceptable to the Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under this Plan.


7.7 Employment Rights

The establishment of this Plan shall not be construed as conferring any legal rights upon any Member or any other person for continuation of employment, nor shall it interfere with the rights of the Company to discharge any person or to deal with such person without regard to the effect such treatment might have upon benefits arising under this Plan.


7.8 No Individual Liability

It is declared to be the express purpose and intention of this Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the Company, or any representatives appointed hereunder, by reason of any term or condition of this Plan.


7.9 Illegality of Particular Provision

If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect any other provision, but this Plan shall be construed in all respects as if such invalid provision were omitted.


7.10 Applicable Law

This Plan shall be construed in accordance with and governed by the laws of the State of California to the extent not superseded by the laws of the United States of America.

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In Witness Whereof, The First American Financial Corporation has caused its duly authorized officers to execute this Plan on the 21 day of February, 1996.

                                      The First American Financial Corporation

                                      By  /s/ PARKER S. KENNEDY
                                          ------------------------------------

                                      Its President
                                          ------------------------------------

                                      By  /s/ MARK R. ARNESEN
                                          ------------------------------------

                                      Its Secretary
                                          ------------------------------------

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